UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

INVENDA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 18, 2007, Invenda Corporation (the “Company”) entered into Note Exchange Agreements (“Exchange Agreements”) with the holders of all of the Company’s outstanding convertible promissory notes. Pursuant to the Exchange Agreements, the Company retired the debt represented by such notes of approximately $8,250,000 plus accrued and unpaid interest, by exchanging the notes for an aggregate of 6,410,626 shares of the Company’s common stock, par value $0.01 per share (the “Debt Exchange”). The issuance of the common stock was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The notes were surrendered and terminated as part of the Debt Exchange.

Peter Friedli, one of our stockholders and a director, personally and Friedli Corporate Finance were not holders of any of the retired notes nor did they receive any of the shares that were exchanged for the notes. Peter Friedli is the president and beneficial owner of Venturetec, Inc., in which he has a 2.07% ownership stake, and US Venture 05, Inc., two of the noteholders.

The Company intends to register for re-sale pursuant to a registration statement to be filed with the Securities and Exchange Commission the shares of the Company’s common stock received by the noteholders in the Debt Exchange.

The summary of the foregoing transactions is qualified by reference to the text of the form of Exchange Agreement filed as Exhibit 10.1 hereof.

Item 1.02.	Termination of Material Definitive Agreement

See Item 1.01 regarding the surrender and termination of the Company’s promissory notes, which disclosure is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 regarding the issuance of 6,410,626 shares of the Company’s common stock, which disclosure is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENDA CORPORATION

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: September 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form Note Exchange Agreement dated September 18, 2007.